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                                                                    EXHIBIT 15.1


                               EARTHCARE COMPANY
               LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  EarthCare Company
     Registration on Form S-1


We are aware that our report dated May 12, 1999, on our review of the interim financial information of EarthCare Company for the period ended March 31, 1999, is included in this Registration Statement on Form S-1 (Post-Effective Amendment No. 1).



/s/ PricewaterhouseCoopers LLP



Tulsa, Oklahoma
July 20, 1999